UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2017

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3284 Northside Parkway NW Suite 150, Atlanta, GA	30327
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

_____________________ (Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On February 28, 2017, Preferred Apartment Communities, Inc. (the "Company"), as sponsor, and PCC Tempe, LLC, an indirect subsidiary of the Company, as borrower (the "Borrower"), entered into a Credit Agreement (the "Acquisition Credit Agreement") with KeyBank National Association ("Lender") to obtain a $200 million acquisition revolving credit facility (the "Acquisition Facility").

Under the Acquisition Facility, Lender will only make advances (each an "Affiliate Borrower Loan") to affiliates of the Company (each an "Affiliate Borrower") where each Affiliate Borrower: (a) will be solely responsible for the portion of the debt under the Acquisition Facility for which they are the borrower (the "Affiliate Borrower Indebtedness"); and (b) will grant a security interest in the real estate assets they own as security for the repayment of their Affiliate Borrower Indebtedness. Each Affiliate Borrower will enter into standard Federal Home Loan Mortgage Corporation ("Freddie Mac") documents for the Affiliate Borrower Loan that include, but are not limited to, a loan agreement, a security instrument and UCC-1 financing statements (the "Affiliate Borrower Loan Documents").

In connection with each Affiliate Borrower Loan, we expect there will be a standard commitment letter from Lender for the Affiliate Borrower Loan once Lender has approved the Affiliate Borrower and the related transaction and we expect the related Affiliate Borrower will enter into a credit agreement substantially similar to the Acquisition Credit Agreement. Lender intends to assign the Acquisition Credit Agreement, any future credit agreement, and the Affiliate Borrower Loan Documents to Freddie Mac.

The Acquisition Facility has a maturity date of March 1, 2022 (as it may be extended, the "Maturity Date"). Each Affiliate Borrower Loan will mature on the Maturity Date. The Company has two one-year extension options, each subject to Lender approval at Lender's sole discretion, by delivering notice to Lender at least 60 days, but not more than 90 days, prior to the scheduled maturity date and paying an extension fee of $50,000 for each extension.

The Company has the option to request Lender to expand the Acquisition Facility to a maximum amount of $300 million at any time prior to March 1, 2021, subject to Lender's approval in its sole discretion. Any request by the Company to expand the Acquisition Facility must be in a minimum amount of $25 million and the Company may not request more than two expansions within any 12-month period. If the Company requests an expansion that is not approved by Lender, the Company will no longer have the right to expand the Acquisition Facility. In connection with any expansion, the Company will be required to pay: (I) an expansion fee of 0.0005 times the amount of the expansion to Freddie Mac; and (II) an expansion fee of 0.0010 times the amount of the expansion to the Lender.

At the Affiliate Borrower's option for each Affiliate Borrower Loan, loans will bear interest at a rate per annum equal to either: (x) the Lender's "prime rate" (the "Prime Rate"); or (y) the one-month LIBOR rate plus an applicable margin ("LIBOR Rate"). The margin for each LIBOR Rate Affiliate Borrower Loan is 5 basis points plus a "net spread" based on the property type owned by the Affiliate Borrower and the Lender's calculated property debt service coverage ratio as shown in the following tables:

Multifamily Property:

Property Debt Service Coverage Ratio ("DSCR")	Net Spread	Margin
Greater than or equal to 1.55:1.00 but less than 1.75:1.00	190	195
Greater than or equal to 1.75:1.00 but less than 1.95:1.00	180	185
Greater than or equal to 1.95:1.00	170	175

Student Housing Property:

Property DSCR	Net Spread	Margin
Greater than or equal to 1.60:1.00 but less than 1.80:1.00	215	220
Greater than or equal to 1.80:1.00 but less than 2.00:1.00	205	210
Greater than or equal to 2.00:1.00	195	200

In connection with establishing the Acquisition Facility and entering into the Acquisition Credit Agreement, the Company paid the following fees: (1) a commitment fee of $100,000 payable to Freddie Mac; and (2) a commitment fee to Lender of $200,000. Upon the addition of an Affiliate Borrower and the creation of a new Affiliate Borrower Loan, there will be the following fees due: (i) an addition fee equal to .0010 times the amount of the Affiliated Borrower Loan payable to Freddie Mac; and (ii) an addition fee equal to .0030 times the amount of the Affiliated Borrower Loan payable to Lender. On February 28, 2017, Borrower became the first Affiliated Borrower under the Acquisition Credit Agreement and received an advance of $37,485,000 (the "Acquisition Borrowing") and paid an addition fee of $37,485 to Freddie Mac and an addition fee of $112,455 to Lender. In connection with the Acquisition Borrowing, the Company's manager, Preferred Apartment Advisors, LLC, is entitled to a loan coordination fee of approximately $599,760, or 1.6% of the Acquisition Borrowing.

If an Affiliate Borrower Loan remains outstanding for more than two years, the Affiliated Borrower will owe Lender an annual seasoning fee (a "Seasoning Fee") that is equal to the applicable seasoning spread (the "Seasoning Spread") multiplied by the outstanding amount of the Affiliate Borrower Loan for the applicable seasoning period ("Seasoning Period"). On each payment date for the Affiliate Borrower Loan during the applicable Seasoning Period, 1/12th of the applicable Seasoning Fee shall be paid by the Affiliate Borrower in arrears on each payment date beginning with the payment date immediately after the applicable anniversary date. Below is a table of the Seasoning Spreads and Seasoning Periods:

Seasoning Spread (Basis Points)	Seasoning Period
0.0050	The second anniversary of the date the applicable Affiliate Borrower Loan was initially advanced until, but not including, the fourth anniversary date.
0.0075	The third anniversary of the date the applicable Affiliate Borrower Loan was initially advanced until, but not including, the fifth anniversary date.
0.0100	The fourth anniversary of the date the applicable Affiliate Borrower Loan was initially advanced until, but not including, the sixth anniversary date.
0.0125	The fifth anniversary of the date the applicable Affiliate Borrower Loan was initially advanced until, but not including, the seventh anniversary date.

The Acquisition Credit Agreement has limits on the amount any Affiliate Borrower may borrow under the Acquisition Facility (the "Sublimits"). The Sublimits include: (l) each Affiliate Borrower Loan must have a loan to value ratio that does not exceed 70% ("Property LTV"); (m) the debt service coverage ratio for each Affiliate Borrower Loan shall not be less than 1.55:1.00 for a multifamily property or 1.60:1.00 for a student housing property ("DSCR"); (n) the aggregate number of all outstanding borrowing advances at any time under the Acquisition Facility shall not exceed ten; and (o) no more than $100 million of the Acquisition Facility may be used for student housing properties.

Lender will perform annual market valuations for each property underlying an Affiliate Borrower Loan (the "Annual Market Value"). If an Annual Market Value is above the most recent market value of the underlying property then, subject to the maximum amount of the Acquisition Facility, the Affiliate Borrower may borrower additional amounts so long as there is no Sublimit violation. If a new Annual Market Value is less than the most recent Annual Market Value and it causes a Sublimit violation, than the Affiliate Borrower must: (1) pledge an additional operating property as collateral to cure the Sublimit violations; (2) prepay the portion of the Affiliate Borrower Loan in such amount as is necessary to cure the Sublimits violation; or (3) if the Sublimit violation is only related to Property LTV, the Affiliate Borrower has the one-time right to supply a letter of credit in an amount of not less than the difference between (a) the value all properties in the

Acquisition Facility utilizing the Property LTV's determined at the new Annual Market Value and (b) the value of all properties in the Acquisition Facility utilizing a Property LTV Ratio of 70% ("LOC Amount"). However, in no event may the aggregate of all LOC Amounts under the Acquisition Facility exceed the lesser of 10% of the maximum amount of the Acquisition Facility or $20 million.

The description above of the terms of the Acquisition Facility is qualified in its entirety by the Acquisition Credit Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in this report set forth under Item 1.01 regarding the Acquisition Facility is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

10.1	Credit Agreement dated as of February 28, 2017 among Preferred Apartment Communities, Inc., PCC Tempe, LLC and KeyBank National Association

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: March 6, 2017	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
Senior Vice President, General Counsel and Secretary